UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Definitive Proxy Statement
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Terayon Communication Systems, Inc.

(Name of Registrant as Specified In Its Charter)

Motorola, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Filed by Motorola, Inc.
Pursuant to Rule 14a-12
of the Securities Exchange Act of 1934
Subject Company: Terayon Communication Systems, Inc.
Commission File No.: 000-24647
Motorola To Acquire Terayon Communication Systems
Transaction strengthens Motorola’s capabilities in the delivery of an end-to-end next generation digital video solution.
SCHAUMBURG, Ill and SANTA CLARA, CA — 23 April 2007 — Motorola, Inc. (NYSE: MOT) and Terayon Communication Systems, Inc. (Pink Sheets: TERN.PK) today announced that the two companies have signed a definitive merger agreement, under which Motorola will acquire all of the outstanding shares of Terayon’s common stock for $1.80 per share in cash. The transaction will have a total equity value of approximately $140 million on a fully-diluted basis.
Terayon is dedicated to creating video processing solutions that optimize bandwidth and enable content to be delivered based upon the regional and local interest of viewers. This can accelerate a service provider’s ability to evolve and capitalize on new business opportunities.
The integration of Terayon and its software-driven application solutions will enhance Motorola’s video infrastructure and seamless mobility core by providing Motorola with industry-recognized video processing solutions that enable digital ad insertion, motion and graphical overlays, channel branding and channel line-up solutions as well as cutting-edge ad insertion delivery technologies.
“Operators around the world are looking for a digital video core that will maximize bandwidth and enable the delivery of revenue-generating services,” said Dan Moloney, President, Motorola Connected Home Solutions. “The acquisition of Terayon will enhance Motorola’s end-to-end portfolio for the delivery of next-generation services such as targeted advertising and program insertion solutions.”
“Through this proposed merger with Motorola, Terayon will be able to expand its reach and integrate our technology into a diverse set of video platforms,” said Jerry Chase, CEO, Terayon Communication Systems. “Our customers can expect to experience the benefits of a more fully integrated video platform from an acknowledged industry leader.”
Upon completion of the transaction, Terayon will become a wholly-owned subsidiary of Motorola and will be integrated into the Motorola Connected Home Solutions business. Motorola intends to maintain Terayon’s operations in Santa Clara, CA.
The transaction is expected to be neutral to Motorola’s earnings per share in the first year following closing, excluding certain non-cash charges relating to amortization associated with acquired intangibles and other one-time accounting and transaction-related costs. The transaction is subject to customary closing conditions, including regulatory approvals and the approval of Terayon’s stockholders, and is expected to be completed in the second or third quarter of 2007.
About Terayon
Terayon Communication Systems, Inc. (Pink Sheets: TERN.PK) provides real-time digital video networking applications to cable, satellite and telecommunication service providers worldwide, which have deployed more than 7,800 Terayon CherryPicker™ and related digital video system components to localize services and advertising on-demand and brand their programming, insert millions of digital ads, offer HDTV and other digital video services. Terayon maintains its headquarters in Santa Clara, CA, has sales and support offices worldwide and is on the web at www.Terayon.com.
About Motorola
Motorola is known around the world for innovation and leadership in wireless and broadband communications. Inspired by our vision of seamless mobility, the people of Motorola are committed to helping you connect simply and seamlessly to the people, information, and entertainment that you want and need. We do this by designing and delivering “must have” products, “must do” experiences and powerful networks — along with a full complement of support services. A Fortune 100 company with global presence and impact, Motorola had sales of US $42.9 billion in 2006. For more information about our company, our people and our innovations, please visit http://www.Motorola.com.
Forward Looking Statements
Certain statements contained in this press release, including the expected timetable for completing the proposed transaction between Motorola and Terayon Communication Systems, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products, any other statements regarding Motorola’s or Terayon Communication Systems’ future expectations, forecasts, projections, estimates, beliefs, goals or prospects, the near-term impact of the transaction on Motorola’s earnings per share, and any statements that are not statements of historical facts might be considered forward-looking statements. While these forward-looking statements represent managements’ current judgment of future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied in any forward-looking statements. Important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, without limitation, the following: (i) the parties’ ability to consummate the transaction; (ii) the shareholder and regulatory approvals required for the transaction may not be obtained on the terms expected, or in a timely manner, or the other closing conditions to the completion of the transaction may not be satisfied; (iii) the parties’ ability to meet expectations regarding the accounting and tax treatment of the transaction; (iv) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected timeframe or at all; (v) Motorola’s ability to successfully integrate Terayon Communication Systems operations and technology into those of Motorola and the possibility that such integration may be more difficult, time-consuming or costly than expected; (vi) revenues following the transaction may be lower than expected; (vii) the risk that announcement of the proposed transaction may negatively affect Terayon’s relationship with its employees, customers, clients or suppliers; (viii) unexpected costs or liabilities resulting from the proposed transaction; (ix) diversion of management’s attention from the operation of the business as a result of preparations for the proposed transaction; and (x) the other factors described in Motorola’s Annual Report on Form 10-K for the year ended December 31, 2006 and its subsequent reports filed with the SEC, and Terayon Communication Systems’ Annual Report on Form 10-K for the year ended December 31, 2006 and its subsequent reports filed with the SEC. Readers are strongly urged to read the full cautionary statements contained in these materials. There can be no assurance that the transactions contemplated by the merger agreement will be consummated. Motorola and Terayon Communication Systems assume no obligation to update or revise any forward-looking statement in this press release, and such forward-looking statements speak only as of the date hereof.
Additional Information about the Proposed Transaction
In connection with the proposed transaction and required stockholder approval, Terayon Communication Systems will file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Terayon Communication Systems. TERAYON COMMUNICATION SYSTEMS’ STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME

AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND TERAYON COMMUNICATION SYSTEMS. When these documents become available, investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may also obtain free copies of the documents filed by Terayon Communication Systems with the SEC by going to Terayon Communication Systems’ Investor Relations page on its corporate web site at www.Terayon.com.
Terayon Communication Systems and its officers and directors may be deemed to be participants in the solicitation of proxies from Terayon Communication Systems’ stockholders with respect to the proposed transaction. Information about Terayon Communication Systems’ executive officers and directors and their ownership of Terayon Communication Systems’ common stock is set forth in Terayon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC on December 29, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Terayon Communication Systems and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.
In addition, Motorola and its officers and directors may be deemed to be participants in the solicitation of proxies from Terayon Communication Systems stockholders in favor of the approval of the proposed transaction. Information concerning Motorola’s directors and executive officers is set forth in Motorola’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 2, 2007. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to Motorola’s Investor Relations page on its corporate web site at www.motorola.com.
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Media Contacts:
Jennifer Erickson
Motorola, Inc
+1-847-435-5320
Jennifer.Erickson@motorola.com
Paul Schneider
PSPR, Inc. for Terayon Communication Systems, Inc.
(215) 702-9784
pspr@att.net
Investor Contacts:
Kirsten Chapman/Moriah Shilton
Lippert/Heilshorn & Associates, for Terayon Communication Systems, Inc.
(415) 433-3777
mshilton@lhai.com
MOTOROLA and the Stylized M Logo are registered in the US Patent and Trademark Office. Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other product or service names are the property of their respective owners. © Motorola, Inc. 2007